Exhibit 99.1

News Release

PETER ZAFFINO NAMED CHIEF EXECUTIVE OFFICER OF GUY CARPENTER

BRITT NEWHOUSE NAMED CHAIRMAN

NEW YORK, February 27, 2008 — Marsh & McLennan Companies, Inc. (MMC) today announced a change in leadership at its Guy Carpenter & Co., LLC, reinsurance services subsidiary.

Peter Zaffino has been named Chief Executive Officer of Guy Carpenter, succeeding David Spiller in this position. MMC has also appointed Britt Newhouse as Chairman of Guy Carpenter. Both appointments are effective immediately. Both Mr. Zaffino and Mr. Newhouse will report directly to Brian Duperreault, President and Chief Executive Officer of MMC.

“In Peter and Britt, we have a wealth of reinsurance industry knowledge and experience,” Mr. Duperreault said. “They have contributed enormously to Guy Carpenter’s success over the years, and have demonstrated their leadership abilities most recently by guiding the firm through today’s soft market conditions. I look forward to working closely with them both in their new roles.”

Mr. Zaffino joined Guy Carpenter in 2001. Prior to his current role as Executive Vice President and Head of U.S. Treaty Operations, he was responsible for treaty operations for Guy Carpenter’s U.S. Eastern Region and prior to that led the global Specialty Practices. Before joining Guy Carpenter, he served in an executive role with a GE Capital Services company specializing in casualty treaty reinsurance and oversaw all treaty production and underwriting.

Mr. Newhouse joined Guy Carpenter in 1979, in the firm’s New York Casualty Treaty Department. He is currently President of the Americas broking operations and a member of the firm’s Executive Committee. Previously, he headed the U.S. Eastern Region and served as the New York Branch Manager. Prior to joining Guy Carpenter, Mr. Newhouse began his career as an underwriter with AIG.

Guy Carpenter & Company, LLC is the world’s leading risk and reinsurance specialist. Guy Carpenter creates and executes reinsurance solutions and makes available capital market solutions* for clients worldwide through 2,600 professionals across the globe. The firm’s full breadth of services includes 16 centers of excellence in Accident & Health, Agriculture, Alternative Risk Transfer, Environmental, General Casualty, Investment Banking*, Life & Annuity, Marine & Energy, Professional Liability, Program Manager Solutions, Property, Retrocessional, Structured Risk, Surety, Terror Risk, and Workers Compensation. In addition, Guy Carpenter’s Instrat® unit utilizes industry-leading quantitative skills and modeling tools that optimize the reinsurance decision-making process and help make the firm’s clients more successful. Guy Carpenter’s website address is www.guycarp.com.

MMC is a global professional services firm providing advice and solutions in the areas of risk, strategy and human capital. It is the parent company of a number of the world’s leading risk experts and specialty consultants, including Marsh, the insurance broker and risk advisor; Guy Carpenter, the risk and reinsurance specialist; Mercer, the provider of HR and related financial advice and services; Oliver Wyman, the management consultancy; and Kroll, the risk consulting firm. With more than 55,000 employees worldwide and annual revenue exceeding $11 billion, MMC provides analysis, advice and transactional capabilities to clients in more than 100 countries. Its stock (ticker symbol: MMC) is listed on the New York, Chicago, and London stock exchanges. MMC's website address is www.mmc.com.

* Securities or investments, as applicable, are offered in the United States through GC Securities, a division of MMC Securities Corp., a US registered broker-dealer and member FINRA/SIPC. Main Office: 1166 Avenue of the Americas, New York, NY 10036. Phone: (212) 345-5000. Advice on securities or investments in the European Union is provided through GC Securities Ltd., authorized and regulated by the Financial Services Authority. Reinsurance products are placed through qualified affiliates of Guy Carpenter. MMC Securities Corp., GC Securities Ltd. and Guy Carpenter are affiliates owned by Marsh & McLennan Companies.

This press release contains "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management's current views concerning future events or results, use words like "anticipate," "assume," "believe," "continue," "estimate," "expect," "intend," "plan," "project" and similar terms, and future or conditional tense verbs like "could," "may," "might," "should," "will" and "would." For example, we may use forward-looking statements when addressing topics such as: future actions by regulators; the outcome of contingencies; changes in senior management; changes in our business strategies and methods of generating revenue; the development and performance of our services and products; market and industry conditions, including competitive and pricing trends; changes in the composition or level of MMC's revenues; our cost structure and the outcome of restructuring and other cost-saving initiatives; share repurchase programs; the expected impact of acquisitions and dispositions; and MMC's cash flow and liquidity.

Forward-looking statements are subject to inherent risks and uncertainties. MMC and its subsidiaries operate in a dynamic business environment in which new risks may emerge frequently. Accordingly, MMC cautions readers not to place undue reliance on its forward-looking statements, which speak only as of the dates on which they are made. MMC undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made. Further information concerning MMC and its businesses, including information about factors that could materially affect our results of operations and financial condition, is contained in MMC's filings with the Securities and Exchange Commission, including the "Risk Factors" section of MMC's annual report on Form 10-K for the year ended December 31, 2006.

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